                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


eSoft, Inc.
Broomfield, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 29, 1999 and July 16, 1999 relating to the financial statements and supplemental consolidated financial statements of eSoft, Inc. appearing in the Company's Annual Report on Form 10-KSB/A-1 for the year ended December 31, 1998 and Form 8-K dated August 9, 1999, respectively.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO Seidman, LLP



Denver, Colorado
October 20, 1999